March 28, 2014 Strictly Confidential Regarding: The Special Committee Follow-Up Materials Prepared for: Project Pioneer Exhibit (c)(7)

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Fiscal Year 2014E
Comparison of Projections for Select Sub-Segments
____________________
Source: Pioneer Management.  Note: Dollars in millions.
Fiscal Year 2015E
Fiscal Year 2016E
Statistic ($mm) Growth Rate / Margin (%)
Aug-13 Pioneer Pioneer Aug-13 Pioneer Pioneer
Forecast Forecast Base Case Forecast Forecast Base Case
Engineering and Siting $151.3 $155.2 $155.2 NA (0.4%) (0.4%)
Klondyke (Union Construction) 83.0 54.5 54.5 NA (45.2%) (45.2%)
Pine Valley (Union Construction) 44.3 41.4 41.4 NA 71.1% 71.1%
Subtotal $278.6 $251.2 $251.2 NA
(10.1%) (10.1%)
Engineering and Siting $17.2 $15.0 $12.5 11.4% 9.6% 8.0%
Klondyke (Union Construction) 10.0 4.6 2.2 12.1% 8.4% 4.0%
Pine Valley (Union Construction) 6.4 1.7 (0.9) 14.5% 4.1% (2.1%)
Subtotal $33.7 $21.3 $13.8 12.1% 8.5% 5.5%
Revenue
Gross
Margin
Statistic ($mm) Growth Rate / Margin (%)
Aug-13 Pioneer Pioneer Aug-13 Pioneer Pioneer
Forecast Forecast Base Case Forecast Forecast Base Case
Engineering and Siting $164.9 $170.8 $170.8 9.0% 10.0% 10.0%
Klondyke (Union Construction) 87.2 60.0 60.0 5.0% 10.0% 10.0%
Pine Valley (Union Construction) 50.5 42.3 42.3 13.9% 2.0% 2.0%
Subtotal $302.6 $273.0 $273.0
8.6% 8.7% 8.7%
Engineering and Siting $20.4 $19.9 $17.2 12.4% 11.7% 10.1%
Klondyke (Union Construction) 11.3 7.5 4.9 12.9% 12.5% 8.1%
Pine Valley (Union Construction) 8.4 5.1 2.5 16.6% 12.1% 5.9%
Subtotal $40.1 $32.6 $24.6 13.3% 11.9% 9.0%
Revenue
Gross
Margin
Statistic ($mm) Growth Rate / Margin (%)
Aug-13 Pioneer Pioneer Aug-13 Pioneer Pioneer
Forecast Forecast Base Case Forecast Forecast Base Case
Engineering and Siting $180.7 $187.8 $187.8 9.6% 10.0% 10.0%
Klondyke (Union Construction) 91.5 66.0 66.0 5.0% 10.0% 10.0%
Pine Valley (Union Construction) 58.0 49.8 49.8 14.9% 17.8% 17.8%
Subtotal $330.3 $303.6 $303.6
9.2% 11.2% 11.2%
Engineering and Siting $24.3 $24.2 $21.2 13.4% 12.9% 11.3%
Klondyke (Union Construction) 12.6 8.6 6.7 13.8% 13.0% 10.1%
Pine Valley (Union Construction) 10.0 6.5 3.9 17.3% 13.0% 7.9%
Subtotal $46.9 $39.3 $31.8 14.2% 12.9% 10.5%
Revenue
Gross
Margin

Gross Margin
Revenue
Pioneer Base Case
Review of Select Sub-Segments
____________________
Source: Pioneer Base Case.
Note: Dollars in millions.
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Engineering and Siting $38.4 $52.7 $75.6 $69.2 $155.8 $155.2 $170.8 $187.8 $202.9 $213.0
Klondyke (Union Construction) --  --  28.1 46.3 99.5 54.5 60.0 66.0 71.2 74.8
Pine Valley (Union Construction) --  --  --  18.9 24.2 41.4 42.3 49.8 55.8 59.7
Subtotal $38.4 $52.7 $103.7 $134.4 $279.5 $251.2 $273.0 $303.6 $329.9 $347.5
Growth Rates:
Engineering and Siting -- 37.5% 43.4% (8.6%) 125.3% (0.4%) 10.0% 10.0% 8.0% 5.0%
Klondyke (Union Construction) -- -- -- 65.2% 114.7% (45.2%) 10.0% 10.0% 8.0% 5.0%
Pine Valley (Union Construction) -- -- -- -- 28.5% 71.1% 2.0% 17.8% 12.1% 6.9%
Subtotal -- 37.5% 96.6% 29.6% 108.0% (10.1%) 8.7% 11.2% 8.7% 5.3%
Fiscal Year Ending June 30,
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E
Engineering and Siting -- -- -- $7.1 $13.4 $12.5 $17.2 $21.2 $23.2 $24.3
Klondyke (Union Construction) -- -- -- 6.6 9.0 2.2 4.9 6.7 7.9 9.0
Pine Valley (Union Construction) -- -- -- 2.0 (3.4) (0.9) 2.5 3.9 5.5 7.1
Subtotal -- -- -- $15.7 $19.0 $13.8 $24.6 $31.8 $36.6 $40.5
% Margin:
Engineering and Siting -- -- -- 10.3% 8.6% 8.0% 10.1% 11.3% 11.4% 11.4%
Klondyke (Union Construction) -- -- -- 14.3% 9.0% 4.0% 8.1% 10.1% 11.1% 12.0%
Pine Valley (Union Construction) -- -- -- 10.6% (14.1%) (2.1%) 5.9% 7.9% 9.9% 12.0%
Subtotal -- -- -- 11.7% 6.8% 5.5% 9.0% 10.5% 11.1% 11.6%

CONFIDENTIAL

Pioneer Base Case
Capital Expenditure Projections
____________________
Source: Pioneer Base Case forecast.
Note: Dollars in millions.
Fiscal Year Ending June 30, Cumulative
2014E 2015E 2016E 2017E 2018E '14E - '18E
Total CAPEX Replacement Needs - PELLC [***] [***] [***] [***] [***] [***]
Total Equipment Assumed Added to Lease Program
Fleet Maintenance Capex - PELLC [***]
PELLC Overhead
PELLC Underground
PELLC Transmission
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PELLC Substation
Klondyke (New and Replacement)
Pine Valley (New and Replacement)
Engineering
New Growth CAPEX
New Growth CAPEX Added to Lease Program
IT/Financial Systems CAPEX
New Opportunities
Other (Furniture, etc)
Total Capital Expenditures $31.4 $28.0 $54.3 $42.2 $45.3 $201.3
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[***] This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Appendix

Summary of Financial Projections – Pioneer Base Case
Appendix
____________________
Source: Pioneer Base Case.
Note: Dollars in millions, except per share figures.
Historical Pioneer Base Case
Fiscal Year Ending June 30,
'11-'13A '13A -'18E
2009A 2010A 2011A 2012A 2013A 2014E 2015E 2016E 2017E 2018E CAGR CAGR
Income Statement:
Non-storm-related Services Revenue $461 $457 $529 $615 $763 $762 $781 $849 $908 $954
20.0% 4.6%
% Growth -- (0.7%) 15.7% 16.1% 24.1% (0.1%) 2.5% 8.6% 7.0% 12.4%
Storm-related Services Revenue $153 $47 $65 $71 $156 $60 $75 $75 $75 $75
55.4% (13.6%)
% Growth -- (69.5%) 38.4% 9.3% 121.0% (61.5%) 25.0% 0.0% 0.0% 0.0%
New Opportunities Revenue -- -- -- -- -- -- $32 $54 $54 $49
NA  NA
% Growth -- -- -- -- -- -- NM 67.2% 0.0% (8.4%)
Total Revenue $613 $504 $594 $685 $919 $822 $888 $977 $1,036 $1,078
24.4% 3.3%
% Growth -- (17.8%) 17.8% 15.4% 34.1% (10.5%) 8.1% 10.0% 6.1% 10.3%
Gross Profit $110 $48 $68 $92 $147 $106 $124 $142 $153 $161
47.2% 1.8%
% Margin 18.0% 9.5% 11.4% 13.4% 16.0% 12.9% 13.9% 14.5% 14.7% 15.0%
EBITDA $96 $22 $48 $64 $110 $72 $83 $98 $104 $108
51.8% (0.4%)
% Margin 15.7% 4.3% 8.0% 9.4% 11.9% 8.7% 9.4% 10.1% 10.0% 10.0%
Memo: EBITDA (Excl. New Opportunities) $96 $22 $48 $64 $110 $72 $81 $91 $97 $101
51.8% (1.5%)
EPS $0.94 ($0.41) $0.04 $0.31 $1.03 $0.44 $0.64 $0.91 $1.03 $1.12
NM  1.8%
Cash Flow:
D&A $37 $36 $38 $38 $41 $41 $41 $41 $40 $40
4.4% (0.9%)
% of Revenue 6.0% 7.1% 6.4% 5.6% 4.5% 5.0% 4.6% 4.2% 3.8% 3.7%
Capital Expenditures, Gross $27 $18 $19 $34 $40 $31 $28 $54 $42 $45
45.4% 2.3%
% of Revenue 4.4% 3.5% 3.2% 4.9% 4.4% 3.8% 3.2% 5.6% 4.1% 4.2%
Business Acquisitions $25 $15 $0 $17 $70 —
% of Revenue 4.1% 3.0% 0.0% 2.5% 7.6%
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